Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

May 18, 2023

1847 Holdings LLC

590 Madison Avenue, 21st Floor,

New York, NY 10022

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to 1847 Holdings LLC, a Delaware limited liability company (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,000,000 common shares (the “Shares”) that are issuable by the Company pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)	the Plan;

(c)	the Certificate of Formation of the Company, as amended;

(d)	the Second Amended and Restated Operating Agreement of the Company, as amended; and

(e)	resolutions of the Company’s board of directors and shareholders pertaining to the Registration Statement, the Plan, the Shares and related matters.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed (i) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with all applicable notice requirements regarding uncertificated shares; (ii) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter (including, without limitation, the Registration Statement and the Plan) are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (iii) each award of Shares under the Plan or of a right to receive Shares under the Plan will be approved by the Company’s board of directors or by a duly authorized committee of the board of directors; (iv) the Company will issue the Shares in accordance with the terms of the Registration Statement and the Plan and pursuant to the grant notices and agreements that accompany the Plan; (v) the Company will at all times reserve a sufficient number of unissued common shares as is necessary to provide for the issuance of the Shares pursuant to the Plan; and (vi) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, electronic, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic and complete; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2
May 18, 2023

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that, when issued, delivered and, if applicable, paid for in accordance with the terms of the Registration Statement and the Plan and pursuant to the grant notices and agreements that accompany the Plan, the Shares will be validly issued, fully paid, and nonassessable.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the Delaware Limited Liability Company Act. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the Delaware Limited Liability Company Act in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC